UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________
FORM 8-K
____________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2016
____________________
Stonegate Mortgage Corporation
(Exact name of registrant as specified in its charter)
____________________

Ohio (State or other jurisdiction of incorporation)	001-36116 (Commission File Number)	34-1194858 (IRS Employer Identification No.)

9190 Priority Way West Drive, Suite 300 Indianapolis, Indiana 46240 (Address of principal executive offices)

Registrant's telephone number, including area code: (317) 663-5100

Not applicable. (Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of the Company has appointed James V. Smith as Chief Executive Officer and President of Stonegate Mortgage Corporation (the “Company”) , effective as of April 18, 2016.

Richard A. Kraemer, interim Chief Executive Officer since September 10, 2015, will continue to serve as Chairman of the Board of Directors.

Since September 3, 2015, Mr. Smith (age 58) has served as President and Chief Operating Officer of the Company. Prior to that, from June 2013 to August 2015, Mr. Smith has served as Director of US Mortgage Operations for Wipro Limited, a global information technology, consulting and business process outsourcing company. From July 2010 to May 2013, Mr. Smith served as Senior Vice President with Bank of America Corporation where he was responsible for directing all residential mortgage loan fulfillment activities within six centralized operation centers located throughout the eastern and central United States. From 2003 to 2009, Mr. Smith served in a variety of executive leadership roles at Saxon Capital, Inc., a NYSE-listed real estate investment trust and a leading independent residential mortgage lender and servicer. Mr. Smith’s roles included Senior Vice President of Mortgage Operations, Executive Vice President of National Production and President of Saxon Mortgage, Inc., where he directed all US mortgage lending activities including Retail, Wholesale and Correspondent business channels. Mr. Smith has a Bachelor of Business Administration in Finance from Georgia State University. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Smith.
A copy of the Company’s press release relating to the matters described in this Item 5.02 is attached hereto as Exhibit 99.1.
On April 18, 2016, the Company also entered into an employment agreement with Mr. Smith. The agreement provides for at-will employment, meaning that either we or Mr. Smith can terminate the agreement at any time for any or no reason.
Material terms of the employment agreement include:

•	an annual base salary of $440,000, redetermined annually by the Board;

•	eligibility for annual performance bonuses, as determined by the Board in its sole discretion, payable in cash or grants of stock, as determined by the Board; and

•	participation in our benefit plans on the same basis as peer executives.
If we terminate Mr. Smith’s employment for “cause” (as described below), he will be entitled to his annual base salary through the termination date, reimbursement for any unreimbursed business expenses incurred in accordance with Company policy prior to the date of termination, and such employee benefits, if any, as to which he may be entitled under the employee benefit plans or policies of the Company according to their terms, all reduced by amounts owned by Mr. Smith to the Company (the “Smith Accrued Payments”), but thereafter will have no further rights under the agreement. “Cause” generally means failure to exercise duties after written notice, dishonest actions including fraud and embezzlement, conviction of certain crimes, excessive alcohol use in the workplace, use of illegal drugs, misconduct that might subject us to liability, breach of Mr. Smith’s duty of loyalty, Mr. Smith’s breach of his employment agreement or any other agreement with us, insubordination, or being found guilty by a court of law of discrimination or harassment of any employee (or entering a settlement agreement for such a discrimination or harassment claim).
If Mr. Smith resigns without “good reason” (as described below), is terminated by us due to disability or dies during the term of the agreement, he will, in each case, be entitled to payment of the Smith Accrued Payments and any earned but unpaid annual bonus. “Good reason” generally means a material diminution in Mr. Smith’s base salary (other than a similar diminution that impacts other similarly situated executives), a material diminution in Mr. Smith’s authority or any other action of the Company constituting a material breach of the employment agreement.
If we terminate Mr. Smith’s employment without “cause” (other than by reason of death or disability) or Mr. Smith resigns for “good reason,” he will be entitled to payment of the Smith Accrued Payments, any earned but unpaid annual bonus and, subject to the execution of a release of claims in favor of us, a lump sum cash payment in an amount equal to twelve-month’s of Mr. Smith’s then-current base salary.
Additionally, if a “change in control” (as described below) occurs and either (i) Mr. Smith remains employed by the Company (or its successor following such change in control) for at least 120 calendar days following such change in control or (ii) Mr. Smith is terminated by the Company for any reason other than cause during such 120-day period, Mr. Smith will be entitled to receive (1) a lump sum cash payment in an amount equal to twenty-four month’s of Mr. Smith’s then-current base salary, (2) accelerated vesting of any then-outstanding unvested Company equity incentive awards, (3) any earned but unpaid annual bonus and (4), in the event his employment by the Company is terminated as described in clause (ii) above, any Smith Accrued Payments, subject to the execution of a release of claims in favor of us.
In general terms, a “change of control” occurs:

•	if a person, other than Long Ridge Equity Partners, becomes a beneficial owner of our capital stock representing 35% of the voting power of our outstanding capital stock;

•
if we merge with another entity, unless (i) the business combination is with Long Ridge Equity Partners or (ii)(a) more than 50% of the combined voting power of the merged entity or its parent is represented by our voting securities that were outstanding immediately prior to the merger, (b) the Board prior to the merger constitutes at least a majority of the board of the merged entity or its parent following the merger and (c) no person is or becomes the beneficial owner of 35% or more of the combined voting power of the outstanding capital stock eligible to elect directors of the merged entity or its parent; or

•	if we sell or dispose of all or substantially all of our assets, or we are liquidated or dissolved.

The employment agreement also contains a confidentiality provision, which applies indefinitely, non-competition restrictions that apply during the term of the employment agreement, and customer and employee non-solicitation restrictions which apply for one year following Mr. Smith’s termination of employment for any reason.

Item 9.01 Financial Statements and Exhibits

(a) - (c) Not applicable.

(d) Exhibits:

99.1	Press Release, dated April 18, 2016, issued by Stonegate Mortgage Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION
(Registrant)

Date: April 18, 2016	By:	/S/ Carrie P. Preston
Carrie P. Preston
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)